UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 22, 2010, Omeros Corporation (“Omeros”) completed the acquisition from Patobios Limited, a corporation incorporated under the laws of the Province of Ontario (“Patobios”), of intellectual property assets related to an assay technology for use in Omeros’ G protein-coupled receptor (GPCR) program. The acquisition was completed pursuant to the terms of the Exclusive Technology Option Agreement (the “Option Agreement”) dated September 4, 2008, as amended, among Omeros, Patobios, Susan R. George, M.D. and Brian F. O’Dowd, Ph.D. and, with respect to Article VIII and Article X only, U.S. Bank National Association, as escrow agent. The purchase price of these assets was $10.8 million CAD, of which Omeros paid $7.8 million CAD in cash and the remaining $3.0 million CAD in the form of 379,039 shares of Omeros common stock. Omeros paid the cash portion of the purchase price with part of the $20.0 million of funding it received from Cougar Investment Holdings LLC, an affiliate of Vulcan Inc. (together, “Vulcan”), pursuant to the Platform Development Funding Agreement dated October 21, 2010 between Omeros and Vulcan.

On November 23, 2010, Omeros Corporation issued a press release announcing the closing of the acquisition of assets from Patobios. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above with respect to the 379,039 shares of Omeros common stock issued to Patobios pursuant to the Option Agreement on November 22, 2010 is incorporated herein by reference. Omeros issued the 379,039 shares of common stock in an offshore transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated November 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos, M.D.
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

Date: November 23, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 23, 2010